UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022 (February 23, 2022)

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In the press release dated February 23, 2022, Carriage Services, Inc. (the “Company”) announced and commented on its financial results for its quarter and year ended December 31, 2021. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated by this reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The Company’s press release dated February 23, 2022, contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) Appointment of Carlos R. Quezada as President and Chief Operating Officer

On February 23, 2022, the Company’s Board of Directors (the “Board”) appointed Carlos R. Quezada, age 51, to serve as the Company’s President and Chief Operating Officer.

Mr. Quezada joined the Company in June 2020 as Vice President of Cemetery Sales and Marketing and was subsequently promoted to Senior Vice President of Sales and Marketing in February 2021. On June 1, 2021, Mr. Quezada was subsequently appointed Executive Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Quezada served as a Managing Director for Service Corporation International from 2009 to 2020, where he held leadership roles for both sales and operations. Mr. Quezada joined the deathcare industry after serving in the hospitality industry for more than 20 years where he held a variety of leadership roles, including Chief Operating Officer, President and Chief Executive Officer for privately held multiunit companies. Mr. Quezada has a Masters in Management from Tulane University and an MBA with an emphasis in Finance from Universidad Francisco Marroquin.

Mr. Quezada does not have any family relationships with any executive officer or director of the Company, and there are no transactions between Mr. Quezada and the Company that would be required to be disclosed under Item 404(a) of Regulation S-K in connection with his appointment. The appointment of Mr. Quezada to serve as President and Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person.

ITEM 8.01	OTHER EVENTS.

On February 23, 2022, the Board authorized an increase in the Company’s share repurchase program to permit the Company to purchase up to an additional $75 million of its outstanding common shares. Prior to the Board’s approval of the increase, as of December 31, 2021, the Company had approximately $8.1 million remaining available for repurchase under its authorized repurchase program. Accordingly, as of February 23, 2022, the Company has approximately $83.1 million of share repurchase authorization remaining under the revised repurchase program, subject to restrictions in its credit agreement. The Company may repurchase shares from time to time in the open market or in other privately negotiated transactions, subject to market conditions and applicable Securities and Exchange Commission rules. There is no specified expiration date for the Company’s repurchase program.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The following are furnished as part of this Current Report on Form 8-K:

Exhibit	Description

99.1	Press Release of Carriage Services, Inc. dated February 23, 2022

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: February 24, 2022	By:	/s/ Steven D. Metzger
Steven D. Metzger
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary